UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

DAKOTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-41349	85-3475290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Glendale Drive, Suite A Lead, South Dakota, United States 57754 (Address of principal executive offices) (Zip Code)

(605) 906-8363 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DC	NYSE American LLC
Warrants, each warrant exercisable for one share of the Registrant’s common stock at an exercise price of $2.08	DC.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2026, the Board of Directors (the “Board”) of Dakota Gold Corp. (the “Company”) appointed Brian G. Iverson as a director, effective as of March 1, 2026. Mr. Iverson will stand for election by stockholders at the 2026 Annual Meeting of Stockholders. The Board has not yet made a determination regarding any committee assignments for Mr. Iverson. Mr. Iverson will participate in the non-employee director compensation program described in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders.

There are no arrangements or understandings between Mr. Iverson and any other persons pursuant to which he was appointed as a director of the Company. Mr. Iverson does not have any family relationships with any of the Company’s directors or executive officers nor any direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GOLD CORP.

/s/ Amy Koenig
Name:	Amy Koenig
Title:	Senior Vice President, Chief Legal Officer & Corporate Secretary

Date: March 2, 2026